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                                                                 Exhibit 23.3

                             KELLER & COMPANY, INC.
                              555 METRO PLACE NORTH
                                    SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                               (614) 766-1459 FAX

March 10, 1998

Re:      Valuation Appraisal of United Community Financial Corp.
         The Home Savings and Loan Company of Youngstown, Ohio
         Youngstown, Ohio

We hereby consent to the use of our firm's name, Keller & Company, Inc. ("Keller"), and the reference to our firm as experts in the Application for Conversion on Form AC to be filed by The Home Savings and Loan Company of Youngstown, Ohio and any amendments thereto and references to our opinion regarding subscription rights filed as an exhibit to the applications referred to hereafter. We also consent to the use of our firm's name in the Form S-1 to be filed by United Community Financial Corp. with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report and in the said Form AC and any amendments thereto and in the notice and Application for Conversion filed by The Home Savings and Loan Company of Youngstown, Ohio.

Very truly yours,

KELLER & COMPANY, INC.

By:  /s/Michael R. Keller
   ----------------------
      Michael R. Keller
      President